WILLSCOT REPORTS SECOND QUARTER 2025 RESULTS AND UPDATES 2025 FULL YEAR OUTLOOK

PHOENIX, July 31, 2025 - WillScot Holdings Corporation (“WillScot” or the “Company”) (Nasdaq: WSC), a leader in innovative temporary space solutions, today announced second quarter 2025 results, including key performance highlights, market updates, and narrowed its original 2025 full year outlook.

Q2 20251, 2
•Generated revenue of $589 million, gross profit margin percentage of 50.3%, net income of $48 million, and diluted earnings per share of $0.26.
•Leasing revenues of $443 million improved 2.0% sequentially and were 3.4% below the prior year quarter with increased average monthly rates of 5.2% for modular space units and 7.2% for portable storage units offsetting much of the year-over-year impact from decreased units on rent.
•Delivered Adjusted EBITDA of $249 million at a 42.3% margin.
•Generated Net cash provided by operating activities of $205 million at a 34.9% margin and Adjusted Free Cash Flow of $130 million at a 22.1% margin.
•Expect to generate Adjusted Free Cash Flow of $500 million to $550 million in FY 2025 given strong year-to-date Adjusted Free Cash Flow and incorporating the new federal tax legislation signed into law on July 4, 2025.
•Deployed approximately $134 million towards tuck-in acquisitions, including a leading regional climate-controlled temporary storage business, and returned $53 million to shareholders through share repurchases and our quarterly cash dividend.
•Narrowed original FY 2025 Revenue and Adjusted EBITDA outlook ranges, reflecting the Company's macroeconomic views on the second half of 2025.

"Our second quarter 2025 financial results were broadly in line with our expectations with an Adjusted EBITDA Margin of 42.3%, and an Adjusted Free Cash Flow Margin of 22.1%," said Brad Soultz, Chief Executive Officer of WillScot. "Consistent with our capital allocation framework, we deployed approximately $134 million towards tuck-in acquisitions, including a leading regional climate-controlled temporary storage business, and returned $53 million to shareholders through share repurchases and our quarterly cash dividend. While we continue to see strength in larger projects, the end market outlook overall remains mixed in the near term. We are progressing the various initiatives outlined in our investor day, targeting to achieve $3 billion of annualized revenue, $1.5 billion of Adjusted EBITDA, and $700 million of Adjusted Free Cash Flow in three-to-five years."

Second Quarter 2025 Results1

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share data)	2025	2024	2025	2024
Revenue	$589,083	$604,590	$1,148,634	$1,191,771
Net income (loss)	$47,939	$(46,851)	$90,994	$9,389
Adjusted Net Income[1]	$49,209	$75,043	$92,990	$143,057
Adjusted EBITDA[1]	$248,913	$263,576	$477,698	$511,585
Gross profit margin	50.3%	54.1%	51.9%	54.0%
Adjusted EBITDA Margin (%)[1]	42.3%	43.6%	41.6%	42.9%
Net cash provided by operating activities	$205,311	$175,611	$411,938	$384,287
Adjusted Free Cash Flow[1]	$130,327	$128,948	$275,122	$273,963
Diluted earnings (loss) per share	$0.26	$(0.25)	$0.49	$0.05
Adjusted Diluted Earnings Per Share[1]	$0.27	$0.39	$0.50	$0.74
Weighted average diluted shares outstanding	183,439,165	189,680,091	184,367,127	192,409,616
Adjusted weighted average diluted shares outstanding[1]	183,439,165	191,753,841	184,367,127	192,409,616
Net cash provided by operating activities margin	34.9%	29.0%	35.9%	32.2%
Adjusted Free Cash Flow Margin (%)[1]	22.1%	21.3%	24.0%	23.0%
Return on Invested Capital[1]	13.8%	16.4%	13.5%	15.7%

"Financial results for the second quarter of 2025 were consistent with our outlook and reflect solid execution by our team to deliver on our priorities," commented Matt Jacobsen, Chief Financial Officer of WillScot. "We achieved quarterly revenue of $589 million and Adjusted EBITDA of $249 million. Adjusted EBITDA margin expanded sequentially in the second quarter by 140 basis points to 42.3% as we expected. Net cash provided by operating activities of $205 million for the quarter was up 17% year-over-year, and included some early benefits from our increased focus on back office productivity and working capital management. In turn, we generated Adjusted Free Cash Flow for the quarter of $130 million at an Adjusted Free Cash Flow Margin of 22.1%, or 80 basis points higher year-over-year. We believe the cash generating strength of our business continues to provide us various options for redeployment of capital towards accretive Net CAPEX investments and acquisitions, while continuing to return capital to shareholders."

Jacobsen continued, "We continue to monitor end market demand as non-residential construction starts activity remains a gating factor to near term volume growth. While our second quarter lease revenues were 3.4% below the prior year quarter, they improved 2.0% sequentially in the second quarter. Based on our end market demand expectations for the remainder of 2025, we have narrowed our Revenue outlook range to $2,300 million to $2,350 million and Adjusted EBITDA outlook range to $1,000 million to $1,020 million. Additionally, we are seeing improvements in working capital and will benefit from the recently enacted tax legislation such that we now expect full year 2025 Adjusted Free Cash Flow of $500 million to $550 million."

Capitalization and Liquidity Update1, 2, 3
As of and for the three months ended June 30, 2025, except where noted:
•Net cash provided by operating activities was $205 million, resulting in $130 million of Adjusted Free Cash Flow after Net CAPEX investments.
•Invested $75 million of Net CAPEX, including $85 million of capital expenditures for rental equipment, supporting both maintenance capex needs and growth in new product lines.
•Maintained availability under our asset backed revolving credit facility of approximately $1.6 billion.
•Total debt was $3,700 million and net debt, or total debt net of cash and cash equivalents, was $3,687 million. Our next debt maturity is in 2027.
•Weighted average pre-tax interest rate, inclusive of $1.25 billion of fixed-to-floating swaps at 3.55%, was approximately 5.8%. Estimated annual cash interest expense based on our current debt structure and benchmark rates is approximately $218 million, or approximately $230 million inclusive of non-cash amortization of deferred financing fees. Our debt structure is approximately 87% / 13% fixed-to-floating after giving effect to all interest rate swaps.
•Net Debt to Adjusted EBITDA was at 3.6x based on our last 12 months Adjusted EBITDA of $1,029 million, which increased slightly during the quarter as a result of acquisition timing.

•Repurchased 1,533,109 shares of Common Stock for $40 million, contributing to a 3.4% reduction in our outstanding share count over the 12 months ending June 30, 2025.
•Paid Common Stock quarterly cash dividend of $0.07 per share on June 18, 2025 to shareholders of record as of June 4, 2025.

2025 Full Year Outlook1, 2
This outlook is subject to risks and uncertainties, including those described in "Forward-Looking Statements" below.

$M	2025 Outlook
Revenue	$2,300 - $2,350
Adjusted EBITDA[1,2]	$1,000 - $1,020
Net CAPEX[1,2]	$250 - $300

____________________
1 - Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Weighted Average Diluted Shares Outstanding, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Net Debt to Adjusted EBITDA, Net CAPEX and Return on Invested Capital are non-GAAP financial measures. Further information and reconciliations for these non-GAAP measures to the most directly comparable financial measure under generally accepted accounting principles in the US ("GAAP") are included at the end of this press release.
2 - Information reconciling forward-looking Adjusted EBITDA, Net CAPEX, and Adjusted Free Cash Flow to GAAP financial measures is unavailable to the Company without unreasonable effort and therefore neither the most comparable GAAP measures nor reconciliations to the most comparable GAAP measures are provided.
3 - Net Debt to Adjusted EBITDA is defined as total debt, net of total cash and cash equivalents, divided by Adjusted EBITDA from the last twelve months.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted net income, Adjusted diluted earnings per share, Adjusted Weighted Average Diluted Shares Outstanding, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Return on Invested Capital, Net CAPEX, and Net Debt to Adjusted EBITDA ratio. Adjusted EBITDA is defined as net income (loss) plus net interest (income) expense, income tax expense (benefit), depreciation and amortization adjusted to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations, including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, non-cash charges for stock compensation plans and other discrete expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Adjusted net income is defined as net income (loss) plus certain non-cash items and the effect of what we consider transactions or events not related to our core business operations, including goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, and other discrete expenses. Adjusted diluted earnings per share is defined as adjusted net income divided by Adjusted diluted weighted average common shares outstanding. The calculation of Adjusted Weighted Average Diluted Shares Outstanding includes shares related to stock awards that are dilutive for Adjusted diluted earnings per share. Adjusted Free Cash Flow is defined as net cash provided by operating activities; less purchases of rental equipment and property, plant and equipment and plus proceeds from sale of rental equipment and property, plant and equipment, which are all included in cash flows from investing activities; excluding one-time, nonrecurring payments for transaction costs from terminated acquisitions. Adjusted Free Cash Flow Margin is defined as Adjusted Free Cash Flow divided by revenue. Return on Invested Capital is defined as adjusted earnings before interest and amortization divided by average invested capital. Adjusted earnings before interest and amortization is defined as Adjusted EBITDA (see definition above) reduced by depreciation and estimated statutory taxes. We include estimated taxes at our current statutory tax rate of approximately 26%. Average invested capital is calculated as an average of net assets. Net assets is defined as total assets less goodwill, intangible assets, net and all non-interest bearing liabilities. Net CAPEX is defined as purchases of rental equipment and refurbishments and purchases of property, plant and equipment, less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment, which are all included in cash flows from investing activities. Net Debt to Adjusted EBITDA ratio is defined as Net Debt divided by Adjusted EBITDA. The Company believes that Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of the Company to its competitors; (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends; and (v) align with definitions in our credit agreement. The Company believes that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are useful to investors because they provide additional information concerning cash flow available to fund our capital allocation alternatives and allow investors to compare cash generation performance over various reporting periods and against peers. The Company believes that Return on Invested Capital provides information about the long-term health and profitability of the business relative to the Company's cost of capital. The Company believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business. The Company believes that the presentation of Net Debt to Adjusted EBITDA, Adjusted net income and Adjusted Diluted Earnings Per Share provide useful information to investors regarding the performance of our business. Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities as an indicator of operating performance or liquidity. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore the Company's non-GAAP financial measures may not be directly comparable to similarly-titled measures of other companies. For reconciliations of the non-GAAP measures used in this press release (except as explained below), see “Reconciliation of Non-GAAP Financial Measures" included in this press release.
Information regarding the most comparable GAAP financial measures and reconciling forward-looking Adjusted EBITDA, Net CAPEX, and Adjusted Free Cash Flow to those GAAP financial measures is unavailable to the Company without unreasonable effort. We cannot provide the most comparable GAAP financial measures nor reconciliations of forward-looking Adjusted EBITDA, Net CAPEX, and Adjusted Free Cash Flow to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income, and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. Although we provide ranges of Adjusted EBITDA, Net CAPEX, and Adjusted Free Cash Flow that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA, Net CAPEX, and Adjusted Free Cash Flow calculations. The Company provides Adjusted EBITDA, Net CAPEX, and Adjusted Free Cash Flow guidance because we believe that Adjusted EBITDA, Net CAPEX, and Adjusted Free Cash Flow, when viewed with our results under GAAP, provides useful information for the reasons noted above.

Conference Call Information
WillScot will host a conference call and webcast to discuss its second quarter 2025 results and 2025 outlook at 5:30 p.m. Eastern Time on Thursday, July 31, 2025. To access the live call by phone, use the following link:

https://register-conf.media-server.com/register/BIbfc2c57013674344a331222ea2e330e7

You will be provided with dial-in details after registering. To avoid delays, we recommend that participants dial into the conference call 15 minutes ahead of the scheduled start time. A live webcast will also be accessible via the "Events & Presentations" section of the Company's investor relations website: www.investors.willscot.com. Choose "Events" and select the information pertaining to the WillScot Second Quarter 2025 Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available for 12 months on the Company’s investor relations website.

About WillScot
Listed on the Nasdaq stock exchange under the ticker symbol “WSC,” WillScot is the premier provider of highly innovative and turnkey space solutions in North America. The Company’s comprehensive range of products includes modular office complexes, mobile offices, classrooms, temporary restrooms, portable storage containers, protective buildings and climate-controlled units, and clearspan structures, as well as a curated selection of furnishings, appliances, and other supplementary services, ensuring turnkey solutions for its customers. Headquartered in Phoenix, Arizona, and operating from a network of approximately 260 branch locations and additional drop lots across the United States, Canada, and Mexico, WillScot’s business services are essential for diverse customer segments spanning all sectors of the economy.

Forward-Looking Statements
This news release contains forward-looking statements (including the guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook," "guidance," "see," "have confidence" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to: our mergers and acquisitions pipeline, acceleration of our run rate, acceleration toward and the timing of our achievement of our three to five year milestones, growth and acceleration of cash flow, driving higher returns on invested capital, and Adjusted EBITDA margin expansion. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to judge the demand outlook; our ability to achieve planned synergies related to acquisitions; regulatory approvals; our ability to successfully execute our growth strategy, manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs and inflationary pressures adversely affecting our profitability; potential litigation involving our Company; general economic and market conditions impacting demand for our products and services and our ability to benefit from an inflationary environment; our ability to maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the SEC from time to time (including our Form 10-K for the year ended December 31, 2024), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date on which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It
Additional information can be found on the company's website at www.willscot.com.

Contact Information

Investor Inquiries:	Media Inquiries:
Charlie Wohlhuter	Juliana Welling
investors@willscot.com	juliana.welling@willscot.com

WillScot Holdings Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2025	2024	2025	2024
Revenues:
Leasing and services revenue:
Leasing	$442,916	$458,592	$877,306	$919,193
Delivery and installation	108,452	108,147	197,113	208,509
Sales revenue:
New units	21,620	21,378	44,057	34,877
Rental units	16,095	16,473	30,158	29,192
Total revenues	589,083	604,590	1,148,634	1,191,771
Costs:
Costs of leasing and services:
Leasing	95,338	98,248	183,408	200,642
Delivery and installation	88,154	81,170	161,950	159,012
Costs of sales:
New units	13,552	13,358	28,750	21,631
Rental units	7,525	9,085	15,694	15,961
Depreciation of rental equipment	88,444	75,611	162,396	150,519
Gross profit	296,070	327,118	596,436	644,006
Other operating expenses:
Selling, general and administrative	145,023	180,793	302,169	349,107
Other depreciation and amortization	24,188	18,135	47,328	36,055
Impairment loss on intangible asset	—	132,540	—	132,540
Currency (gains) losses, net	(79)	(42)	144	35
Other expense, net	38	924	461	1,555
Operating income (loss)	126,900	(5,232)	246,334	124,714
Interest expense, net	58,977	55,548	117,446	112,136
Income (loss) before income tax	67,923	(60,780)	128,888	12,578
Income tax expense (benefit)	19,984	(13,929)	37,894	3,189
Net income (loss)	$47,939	$(46,851)	$90,994	$9,389

Earnings (loss) per share:
Basic	$0.26	$(0.25)	$0.50	$0.05
Diluted	$0.26	$(0.25)	$0.49	$0.05
Weighted average shares:
Basic	182,468,243	189,680,091	183,071,055	189,908,812
Diluted	183,439,165	189,680,091	184,367,127	192,409,616

WillScot Holdings Corporation
Condensed Consolidated Balance Sheets

(in thousands, except share data)	June 30, 2025 (unaudited)	December 31, 2024
Assets
Cash and cash equivalents	$12,850	$9,001
Trade receivables, net of allowances for credit losses at June 30, 2025 and December 31, 2024 of $88,360 and $101,693, respectively	414,137	430,381
Inventories	46,546	47,473
Prepaid expenses and other current assets	54,814	67,751
Assets held for sale	1,953	2,904
Total current assets	530,300	557,510
Rental equipment, net	3,424,524	3,377,939
Property, plant and equipment, net	375,296	363,073
Operating lease assets	259,266	266,761
Goodwill	1,257,264	1,201,353
Intangible assets, net	246,794	251,164
Other non-current assets	11,259	17,111
Total long-term assets	5,574,403	5,477,401
Total assets	$6,104,703	$6,034,911
Liabilities and equity
Accounts payable	$115,628	$96,597
Accrued expenses	161,965	121,583
Accrued employee benefits	43,060	25,062
Deferred revenue and customer deposits	240,251	250,790
Operating lease liabilities – current	67,873	66,378
Current portion of long-term debt	26,928	24,598
Total current liabilities	655,705	585,008
Long-term debt	3,672,856	3,683,502
Deferred tax liabilities	499,936	505,913
Operating lease liabilities – non-current	192,552	200,875
Other non-current liabilities	49,059	41,020
Long-term liabilities	4,414,403	4,431,310
Total liabilities	5,070,108	5,016,318
Preferred Stock: $0.0001 par, 1,000,000 shares authorized and zero shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Common Stock: $0.0001 par, 500,000,000 shares authorized and 182,236,993 and 183,564,899 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	19	19
Additional paid-in-capital	1,756,797	1,836,165
Accumulated other comprehensive loss	(66,251)	(70,627)
Accumulated deficit	(655,970)	(746,964)
Total shareholders' equity	1,034,595	1,018,593
Total liabilities and shareholders' equity	$6,104,703	$6,034,911

Reconciliation of Non-GAAP Financial Measures
In addition to using GAAP financial measurements, we use certain non-GAAP financial measures that we believe are important for purposes of comparison to prior periods and development of future projections and earnings growth prospects. This information is also used by management to measure the profitability of our ongoing operations and analyze our business performance and trends.
Adjusted EBITDA
We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. Our adjusted EBITDA ("Adjusted EBITDA") reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations:
•Currency (gains) losses, net on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency.
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet, and property, plant and equipment.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee and lease termination costs.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee relocation and training costs, and other costs required to realize cost or revenue synergies.
•Non-cash charges for stock compensation plans.
•Other expense, including consulting expenses related to certain one-time projects, financing costs not classified as interest expense, gains and losses on disposals of property, plant, and equipment, and unrealized gains and losses on investments.
We evaluate business performance utilizing Adjusted EBITDA, as shown in the reconciliation of the Company's consolidated net income to Adjusted EBITDA below. The Company believes that Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of the Company to its competitors; (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends; and (v) align with definitions in our credit agreement.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider the measure in isolation or as a substitute for net income (loss), cash flow from operations or other methods of analyzing the Company’s results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;
•Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to reinvest in the growth of our business or as a measure of cash that will be available to meet our obligations.

The following table provides reconciliations of net income to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Net income (loss)	$47,939	$(46,851)	$90,994	$9,389
Income tax expense (benefit)	19,984	(13,929)	37,894	3,189
Interest expense, net	58,977	55,548	117,446	112,136
Depreciation and amortization	112,632	93,746	209,724	186,574
Currency (gains) losses, net	(79)	(42)	144	35
Restructuring costs, lease impairment expense and other related charges	205	6,183	907	6,929
Impairment loss on intangible asset	—	132,540	—	132,540
Transaction costs	1,125	40	1,159	40
Integration costs	386	3,066	613	5,943
Stock compensation expense	8,373	9,614	16,714	18,713
Other	(629)	23,661	2,103	36,097
Adjusted EBITDA	$248,913	$263,576	$477,698	$511,585
Adjusted EBITDA Margin
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. Management believes that the presentation of Adjusted EBITDA Margin provides useful information to investors regarding the performance of our business. The following table provides comparisons of Adjusted EBITDA Margin to Gross Profit Margin:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Adjusted EBITDA (A)	$248,913	$263,576	$477,698	$511,585
Revenue (B)	$589,083	$604,590	$1,148,634	$1,191,771
Adjusted EBITDA Margin (A/B)	42.3%	43.6%	41.6%	42.9%
Gross profit (C)	$296,070	$327,118	$596,436	$644,006
Gross Profit Margin (C/B)	50.3%	54.1%	51.9%	54.0%
Net Debt to Adjusted EBITDA Ratio
Net Debt to Adjusted EBITDA ratio is defined as Net Debt divided by Adjusted EBITDA from the last twelve months. We define Net Debt as total debt net of total cash and cash equivalents. Management believes that the presentation of Net Debt to Adjusted EBITDA ratio provides useful information to investors regarding the performance of our business. The following table provides a reconciliation of Net Debt to Adjusted EBITDA ratio:

(in thousands)	June 30, 2025
Long-term debt	$3,672,856
Current portion of long-term debt	26,928
Total debt	3,699,784
Cash and cash equivalents	12,850
Net debt (A)	$3,686,934

Adjusted EBITDA from the three months ended September 30, 2024	$266,863
Adjusted EBITDA from the three months ended December 31, 2024	284,712
Adjusted EBITDA from the three months ended March 31, 2025	228,785
Adjusted EBITDA from the three months ended June 30, 2025	248,913
Adjusted EBITDA from the last twelve months (B)	$1,029,273
Net Debt to Adjusted EBITDA ratio (A/B)	3.6

Adjusted Net Income and Adjusted Diluted Earnings Per Share
We define adjusted net income as net income (loss), plus certain non-cash items and the effect of what we consider transactions not related to our core business operations including:
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee and lease termination costs.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee relocation and training costs, and other costs required to realize cost or revenue synergies.
•Transaction costs, including legal and professional fees and other transaction-specific costs, for terminated acquisitions.
We define adjusted diluted earnings per share as adjusted net income divided by adjusted diluted weighted average common shares outstanding. Management believes that the presentation of adjusted net income and adjusted diluted earnings per share provide useful information to investors regarding the performance of our business.
The following table provides reconciliations of net income to adjusted net income and comparisons of diluted earnings per share to adjusted diluted earnings per share:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share data)	2025	2024	2025	2024
Net income (loss)	$47,939	$(46,851)	$90,994	$9,389
Restructuring costs, lease impairment expense and other related charges, net	205	6,183	907	6,929
Impairment loss on intangible asset	—	132,540	—	132,540
Transaction costs	1,125	40	1,159	40
Integration costs	386	3,066	613	5,943
Transaction costs from terminated acquisitions	—	22,893	—	35,180
Estimated tax impact[1]	(446)	(42,828)	(683)	(46,964)
Adjusted Net Income	$49,209	$75,043	$92,990	$143,057

Net income (loss) per adjusted diluted share	$0.26	$(0.24)	$0.49	$0.05
Restructuring costs, lease impairment expense and other related charges, net	—	0.03	0.01	0.04
Impairment loss on intangible asset	—	0.69	—	0.69
Transaction costs	0.01	—	0.01	—
Integration costs	—	0.02	—	0.03
Transaction costs from terminated acquisitions	—	0.12	—	0.18
Estimated tax impact[1]	—	(0.23)	(0.01)	(0.25)
Adjusted Diluted Earnings Per Share	$0.27	$0.39	$0.50	$0.74

Weighted average diluted shares outstanding	183,439,165	189,680,091	184,367,127	192,409,616
Adjusted Weighted Average Dilutive Shares Outstanding	183,439,165	191,753,841	184,367,127	192,409,616
1 We include estimated taxes at our current statutory tax rate of approximately 26%.
2 For the three months ended June 30, 2024, diluted loss per share is based on weighted average diluted shares outstanding of 189,680,091, which excluded shares related to stock awards, as the effect would be anti-dilutive. The calculation of adjusted diluted earnings per share is based on weighted average diluted shares outstanding of 191,753,841 as the shares related to stock awards are dilutive for adjusted diluted earnings per share.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
We define Adjusted Free Cash Flow as net cash provided by operating activities; less purchases of rental equipment and property, plant and equipment and plus proceeds from sale of rental equipment and property, plant and equipment, which are all included in cash flows from investing activities; excluding one-time, nonrecurring payments for the transaction costs from terminated acquisitions. Adjusted Free Cash Flow Margin is defined as Adjusted Free Cash Flow divided by Revenue. The Company believes that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are useful to investors because they provide additional information concerning cash flow available to fund our capital allocation alternatives and allow investors to compare cash generation performance over various reporting periods and against peers. The following table provides reconciliations of Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$205,311	$175,611	$411,938	$384,287
Purchase of rental equipment and refurbishments	(85,269)	(65,174)	(157,821)	(137,591)
Proceeds from sale of rental equipment	16,269	16,473	30,332	30,668
Purchase of property, plant and equipment	(6,286)	(6,247)	(10,920)	(12,801)
Proceeds from the sale of property, plant and equipment	302	215	1,593	215
Cash paid for transaction costs from terminated acquisitions	—	8,070	—	9,185
Adjusted Free Cash Flow (A)	$130,327	$128,948	$275,122	$273,963

Revenue (B)	$589,083	$604,590	$1,148,634	$1,191,771
Adjusted Free Cash Flow Margin (A/B)	22.1%	21.3%	24.0%	23.0%

Net cash provided by operating activities (C)	$205,311	$175,611	$411,938	$384,287
Net cash provided by operating activities margin (C/B)	34.9%	29.0%	35.9%	32.2%
Net CAPEX
We define Net CAPEX as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Management believes that the presentation of Net CAPEX provides useful information regarding the net capital invested in our rental fleet and property, plant and equipment each year to assist in analyzing the performance of our business.
The following table provides reconciliations of Net CAPEX:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Purchases of rental equipment and refurbishments	$(85,269)	$(65,174)	$(157,821)	$(137,591)
Proceeds from sale of rental equipment	16,269	16,473	30,332	30,668
Net CAPEX for Rental Equipment	(69,000)	(48,701)	(127,489)	(106,923)
Purchases of property, plant and equipment	(6,286)	(6,247)	(10,920)	(12,801)
Proceeds from sale of property, plant and equipment	302	215	1,593	215
Net CAPEX	$(74,984)	$(54,733)	$(136,816)	$(119,509)

Return on Invested Capital
Return on Invested Capital is defined as Adjusted earnings before interest and amortization divided by Average Invested Capital. Management believes that the presentation of Return on Invested Capital provides useful information regarding the long-term health and profitability of the business relative to the Company's cost of capital. We define Adjusted earnings before interest and amortization as Adjusted EBITDA (see reconciliation above) reduced by depreciation and estimated taxes. We include estimated taxes at our current statutory tax rate.
The Average Invested Capital is calculated as an average of Net Assets, a four quarter average for annual metrics and two quarter average for quarterly metrics. Net assets is defined for purposes of the calculation below as total assets less goodwill, intangible assets, net, and all non-interest bearing liabilities.
The following table provides reconciliations of Return on Invested Capital.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Total Assets	$6,104,703	$6,048,768	$6,104,703	$6,048,768
Goodwill	(1,257,264)	(1,175,701)	(1,257,264)	(1,175,701)
Intangible Assets, net	(246,794)	(272,444)	(246,794)	(272,444)
Total Liabilities	(5,070,108)	(4,847,432)	(5,070,108)	(4,847,432)
Long Term Debt	3,672,856	3,459,255	3,672,856	3,459,255
Net Assets, as defined above	$3,203,393	$3,212,446	$3,203,393	$3,212,446
Average Invested Capital (A)	$3,185,023	$3,204,978	$3,206,541	$3,204,459

Adjusted EBITDA	$248,913	$263,576	$477,698	$511,585
Depreciation	(100,911)	(86,466)	(186,656)	(171,849)
Adjusted EBITA (B)	$148,002	$177,110	$291,042	$339,736

Statutory Tax Rate (C)	26%	26%	26%	26%
Estimated Tax (B*C)	$38,481	$46,049	$74,216	$88,331
Adjusted earnings before interest and amortization (D)	$109,522	$131,061	$216,826	$251,405
ROIC (D/A), annualized	13.8%	16.4%	13.5%	15.7%